Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Nationwide Mutual
Funds

In planning and performing our audits of the financial
statements of each of the funds constituting Nationwide Mutual
Funds as listed in Appendix A (hereafter referred to as the
"Funds") as of and for the period ended October 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds'
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial
reporting.

Management of the Funds is responsible for establishing and
maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.  A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial
statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized
acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  However, we noted
no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over
safeguarding securities, which we consider to be material
weaknesses as defined above as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Mutual Funds
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these
specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 19, 2017

Appendix A

1.
Nationwide Amundi Global High Yield Fund
2.
Nationwide Amundi Strategic Income Fund
3.
Nationwide Amundi World Bond Fund
4.
Nationwide Bailard Cognitive Value Fund
5.
Nationwide Bailard Emerging Markets Equity Fund
6.
Nationwide Bailard International Equities Fund
7.
Nationwide Bailard Technology & Science Fund
8.
Nationwide Bond Fund
9.
Nationwide Bond Index Fund
10
..
Nationwide Core Plus Bond Fund
11
..
Nationwide Destination 2010 Fund
12
..
Nationwide Destination 2015 Fund
13
..
Nationwide Destination 2020 Fund
14
..
Nationwide Destination 2025 Fund
15
..
Nationwide Destination 2030 Fund
16
..
Nationwide Destination 2035 Fund
17
..
Nationwide Destination 2040 Fund
18
..
Nationwide Destination 2045 Fund
19
..
Nationwide Destination 2050 Fund
20
..
Nationwide Destination 2055 Fund
21
..
Nationwide Destination 2060 Fund
22
..
Nationwide Emerging Markets Debt Fund
23
..
Nationwide Fund
24
..
Nationwide Geneva Mid Cap Growth Fund
25
..
Nationwide Geneva Small Cap Growth Fund
26
..
Nationwide Global Sustainable Equity Fund
27
..
Nationwide Government Bond Fund
28
..
Nationwide Government Money Market Fund
29
..
Nationwide Growth Fund
30
..
Nationwide High Yield Bond Fund
31
..
Nationwide HighMark Bond Fund (now known as Nationwide
Loomis Bond Fund)
32
..
Nationwide HighMark California Intermediate Tax-Free
Bond Fund (now known as Nationwide California
Intermediate Tax Free Bond Fund)
33
..
Nationwide HighMark Large Cap Core Equity Fund (now
known as Nationwide Large Cap Equity Fund)
34
..
Nationwide HighMark National Intermediate Tax-Free
Bond Fund (now known as Nationwide National
Intermediate Tax Free Fund)
35
..
Nationwide HighMark Short Term Bond Fund (now known as
Nationwide Loomis Short Term Bond Fund)
36
..
Nationwide HighMark Small Cap Core Fund (now known as
Nationwide WCM Focused Small Cap Fund)
37
..
Nationwide Inflation-Protected Securities Fund
38
..
Nationwide International Index Fund
39
..
Nationwide International Small Cap Fund
40
..
Nationwide Investor Destinations Aggressive Fund
41
..
Nationwide Investor Destinations Conservative Fund
42
..
Nationwide Investor Destinations Moderate Fund
43
..
Nationwide Investor Destinations Moderately Aggressive
Fund
44
..
Nationwide Investor Destinations Moderately
Conservative Fund
45
..
Nationwide Loomis All Cap Growth Fund
46
..
Nationwide Mid Cap Market Index Fund
47
..
Nationwide S&P 500 Index Fund
48
..
Nationwide Small Cap Index Fund
49
..
Nationwide Small Company Growth Fund
50
..
Nationwide U.S. Small Cap Value Fund
51
..
Nationwide Ziegler Equity Income Fund
52
..
Nationwide Ziegler NYSE Arca Tech 100 Index Fund
53
..
Nationwide Ziegler Wisconsin Tax-Exempt Fund

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